UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2011

SUSPECT DETECTION SYSTEMS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141211	98-0511645
(Commission File Number)	(IRS Employer Identification No.)

150 West 56th Street, Suite 4005,  New York, NY 10019
 (Address of Principal Executive Offices, Zip Code)

(212) 977-4126
 (Registrant's Telephone Number, Including Area Code)

Not applicable
-----------------------------------------------------------------------
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entries into a Material Definitive Agreements and Exhibits

Convertible Note

On March 21, 2011, Suspect Detection Systems Inc. (the “Company”) issued a convertible note (the “Note”) to Tamar Shefet (the “Lender”) whereby the Lender made a loan to the Company in an amount equal  to $300,000 and accruing interest  at the rate of 10% per annum. The Loan will be repayable in one installment on the date that is eighteen months after the date the Loan is made; provided that such date may be extended at the Company’s request by another six months. The Lender shall have the right, at any time, to convert the principal and interest outstanding under the Note into common shares issued by the Company at a conversion rate of $0.07 per share. In addition, if the Lender converts any portion of the Note, for each 1,000 shares issued upon conversion of the Note, the Lender will be issued 500 Class C warrants to purchase an additional 500 Common Shares at exercise price of $0.12 per Common Share and (ii) 500 Class D warrants to purchase an additional 500 Common Shares at exercise price of $0.21 per Common Share.  The Class C Warrants shall be exercisable at any time from the conversion date to and excluding the first anniversary thereof and the Class D Warrants shall be exercisable at any time from the conversion date to and excluding the third anniversary thereof.

The foregoing description of the note is qualified in its entirety by reference to such document, a copy which is attached as Exhibit 10.11, and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 10.11	Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSPECT DETECTION SYSTEMS INC.

By:	/s/ Ran Daniel
Name: Ran Daniel
Title: Chief Financial Officer

Date:  March 24, 2011

EXHIBIT LIST

Exhibit No.	Description

Exhibit 10.11	Convertible Note